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                                                     Exhibit 99.3

Property # 6484        Escrow No.: 98120462-071-SR
                       Date Escrow Opened: ______________________
                       Escrow Holder:      United Title of Nevada





                          AGREEMENT FOR SALE OF
                               REAL PROPERTY
                          AND ESCROW INSTRUCTIONS


       THIS AGREEMENT is made and entered into this 23rd day of October 1998, by and between SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation, ("BUYER"), and UNION OIL COMPANY OF CALIFORNIA, a California corporation, doing business as UNOCAL ("COMPANY").

                               R E C I T A L S:

       A. COMPANY is the owner of certain real property in the City of Las Vegas, County of Clark, State of Nevada, located at Civic Center Drive and Cheyenne, and described on EXHIBIT "A" attached hereto (the "Property"). COMPANY reserves the right to revise the legal description attached as EXHIBIT "A" upon receipt of the Preliminary Report and/or the ALTA survey already obtained by BUYER pursuant to Section 4.3.2. Furthermore, the Property is the subject of a certain condemnation action in the District Court, Clark County, Nevada, encaptioned, "THE STATE OF NEVADA v. UNION OIL COMPANY OF CALIFORNIA, et al.", Case No. A375884 (the "Condemnation Action"). Although the Property will be conveyed hereunder in its entirety, it is subject to being reduced and modified by the finalizing of the take in the Condemnation Action.

       B. The Property has been the subject of dispute between COMPANY and Banter, Inc. ("Banter") BUYER's predecessor in interest with respect to the ownership of certain real property adjoining the Property. The sale of the Property to BUYER as described herein is to settle any dispute relating to the Property and in furtherance of the Settlement Agreement and General Release of All Claims ("Release") among COMPANY, BUYER and Banter to which the form of this Agreement is attached as an exhibit, as further described in such Release.

       C. BUYER has offered to purchase and COMPANY has offered to sell the Property upon the terms and conditions contained herein.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and conditions hereof, the parties agree as follows:


       SECTION 1.    PURCHASE PRICE

                                 EXHIBIT "B"

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       1.1    SALE AND PURCHASE.  BUYER hereby agrees to purchase and COMPANY hereby agrees to sell the Property, upon the terms and conditions contained herein.

                                 EXHIBIT "B"

       1.2 PURCHASE PRICE. The total purchase price to be paid by BUYER for the Property is One Hundred Twenty Thousand Dollars ($120,000.00 ) (the "Purchase Price").

       1.3 EARNEST MONEY DEPOSIT. Contemporaneously with BUYER's execution of this Agreement, BUYER shall deposit into escrow, by cashier's check, the amount of Twenty-Five Thousand Dollars ($25,000.00) ("Deposit") as consideration for this Agreement, which amount will be applied to the Purchase Price at "Close of Escrow" as defined in Section 4.7 hereof. To effect such Deposit, BUYER shall provide to COMPANY, along with three (3) copies of this Agreement fully executed by BUYER, a cashier's check made payable to Escrow Holder in the amount of the Deposit. Failure of BUYER to provide such cashier's check with the executed copies of this Agreement shall mean that this Agreement shall not be executed by COMPANY and Escrow will not be opened. COMPANY shall forward the cashier's check to the Escrow Holder along with the fully executed copies of this Agreement to open Escrow. "Escrow Holder," as defined in Section 4.1 hereof, shall deposit the Deposit in an interest bearing account. Notwithstanding anything contained herein to the contrary, however, in the event COMPANY, in its sole and absolute discretion, elects to open escrow without receipt of a cashier's check for the Deposit, such election shall not constitute a waiver by COMPANY of BUYER's obligation to pay the Deposit.


       SECTION 2.    NO CONDITIONS OUTSIDE OF ESCROW

       BUYER hereby represents and warrants, and understands that COMPANY is expressly relying on such representations and warranties in entering into this Agreement, that it has made an independent study of the Property prior to entering into this Agreement, including but not limited to the matters set forth below, that it has had adequate time to do so, and that there shall be no contingencies to BUYER's closing of the escrow and acquiring the Property.

       2.1. The parties acknowledge that COMPANY has provided to BUYER copies of the following documents, which are hereinafter referred to as "Disclosure Documents": environmental reports and pertinent leases, contracts, soils engineering reports, soils compaction reports, toxic and geological studies, endangered species studies, conserved habitat and/or wetlands studies, development agreements, letters or reports received from governmental entities and other documents pertaining to the Property (excluding, however, any documents disclosed on the Preliminary Report or any supplementary report). The Disclosure Documents include only those documents in existence and known to Pat Ellis, the Property Manager of COMPANY with the most recent direct responsibility for the Property which the Property Manager reasonably believes would be material to a reasonable person purchasing the Property for commercial use, after having made an independent investigation of the files concerning the Property of which Property Manager is aware. A list of the Disclosure Documents is set forth on Exhibit "B" attached hereto and incorporated herein by this reference ("Disclosure Documents"). COMPANY has also provided to BUYER a preliminary report (the "Preliminary Report") prepared by United Title of Nevada ("Title Company").


                                     2
                                EXHIBIT "B"

              2.2 BUYER hereby acknowledges that it has inspected the Property; performed any tests it desired; satisfied itself as to the economic feasibility of the transaction; and reviewed and approved all studies, documents and other matters which BUYER determined necessary, including but not limited to the Disclosure Documents; the Preliminary Report upon the terms and conditions contained in Section 4.3.1 hereof; soils engineering, toxic and geological studies; easements, endangered species, habitat and wetlands issues; and requirements and conditions of governmental bodies with jurisdiction, including appropriate zoning and applicable ordinances.


       SECTION 3.    MATTERS DURING ESCROW

       3.1 LICENSE. From and after execution of this Agreement by COMPANY, COMPANY agrees to allow BUYER or its agents, employees, officers, attorneys and other representatives to enter the Property during the escrow period at BUYER's expense and risk to make any further investigation of the Property required by BUYER (which shall not constitute a contingency by BUYER). However, notwithstanding anything in this Agreement to the contrary, should BUYER wish to enter the Property for any invasive testing during the term of the escrow, BUYER shall first provide written notice thereof to COMPANY setting forth in detail BUYER's purpose for entering onto the Property and the time or times BUYER wishes to make such entry. COMPANY shall thereupon have the right to approve or disapprove such entry in writing. Such approval shall not be unreasonably withheld or delayed, but may be conditioned at the reasonable discretion of COMPANY. In the event the Property is the subject of an existing lease or of operations by COMPANY or any affiliate thereof, BUYER shall not enter onto the Property except in compliance with any such lease or operations agreement and shall not disturb any of such operations during its investigation hereunder.

       3.2    INSURANCE.    During the escrow period, BUYER, before entering the
Property, and at its own expense, shall procure and maintain during the performance of its obligations under this Agreement, policies of liability insurance in the State of Nevada reasonably acceptable to COMPANY, which are primary as to any other existing, valid and collectible insurance insuring BUYER against loss or liability caused by or in connection with the performance of this Agreement by BUYER, its agents, servants, employees, invitees, guests, contractors or subcontractors, in amounts not less than:

              3.2.1 Commercial General Liability Insurance Occurrence Form, or the equivalent, including Blanket Contractual Liability, with a combined single limit of ONE MILLION DOLLARS ($1,000,000) each occurrence, TWO MILLION DOLLARS ($2,000,000) aggregate, for Bodily Injury and Property Damage, including Personal Injury.

              3.2.2 Comprehensive Automobile Liability Insurance or Business Auto Policy covering all owned, hired or otherwise operated non-owned vehicles, with a minimum combined single limit of ONE MILLION DOLLARS ($1,000,000) each occurrence for Bodily Injury and Property Damage.

              3.2.3 Workers' Compensation Insurance as required by law, and Employers' Liability Insurance with a minimum limit of ONE MILLION DOLLARS ($1,000,000) each

                                     3
                                EXHIBIT "B"
       occurrence.

The policies of liability insurance shall name COMPANY, its parent, subsidiary and affiliated companies, including but not limited to Unocal Corporation, and their respective officers, directors, agents and employees (collectively, the "COMPANY Group"), as an additional insured and shall not exclude or restrict coverage based upon alleged or actual negligence of an additional insured.
BUYER shall deliver to COMPANY a certificate of insurance and additional insured endorsements evidencing the existence of the policies and further evidencing that coverage will not be canceled or materially changed prior to forty-five
(45) days' advance written notice to COMPANY. Subrogation against COMPANY and the COMPANY Group shall be waived as respects all of the insurance policies set forth above (including without limitation policies of any subcontractor). The insurance required hereunder in no way limits or restricts the Indemnification under Section 6, nor is the insurance to be carried limited by any limitation in
Section 6, nor by any limitation placed on the indemnity as a matter of law.
Any deductible amount, which shall not exceed One Thousand Dollars ($1,000), is the responsibility of BUYER.

       3.3 CONDEMNATION. Except with respect to the pending Condemnation Action, in the event that any condemnation or eminent domain proceedings affecting all or any part of the Property are initiated prior to Close of Escrow, neither party may terminate this Agreement, but in such event COMPANY shall assign to BUYER all of its right, title and interest in and to any award made or to be made in connection with such proceedings and shall permit BUYER to conduct all negotiations and enter into all agreements with respect thereto.
The Action shall be handled pursuant to the terms of the Release.

       SECTION 4.    ESCROW.

       4.1 OPENING OF ESCROW. BUYER and COMPANY agree that an escrow shall be opened within ten (10) days after the date hereof, with United Title of Nevada as escrow holder ("Escrow Holder"), provided that three (3) duplicate fully executed originals of this Agreement and three (3) duplicate fully executed originals of (i) the Release, executed by both parties (which may be in counterpart); (ii) the Stipulation for Entry of Judgment of Condemnation and Final Order of Condemnation (the "Stipulation") executed by Unocal, and (iii) the Acknowledgment by Speakeasy attached to the Stipulation executed by Speakeasy (the "Speakeasy Acknowledgment") shall be deposited in said escrow in order to open escrow. Escrow Holder is hereby instructed to fill in the information on the first page of this Agreement and to send a duplicate original of this Agreement promptly to BUYER and COMPANY. This Agreement shall become a part of the escrow and shall constitute the basic instructions of BUYER and COMPANY to Escrow Holder. However, both BUYER and COMPANY agree to execute such additional instructions and documents as are reasonably required to complete the closing of the sale of the Property in accordance with the terms and conditions of this Agreement. In case of conflict, this Agreement shall govern.

       4.2    LIQUIDATED DAMAGES CLAUSE:

              4.2.1 AS LIQUIDATED DAMAGES, IT IS AGREED BETWEEN THE BUYER AND COMPANY THAT THE DEPOSIT AS SET FORTH IN SECTION 1.3 HEREOF IS NON-REFUNDABLE IN THE EVENT ESCROW FAILS TO CLOSE DUE TO A DEFAULT OF BUYER, OTHERWISE THE DEPOSIT WILL BE CREDITED, TOGETHER

                                     4
                                EXHIBIT "B"

       WITH INTEREST ACCRUED THEREON, TOWARD THE PURCHASE PRICE UPON CLOSE OF ESCROW.


              4.2.2 IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY BY REASON OF A DEFAULT OF BUYER, COMPANY SHALL BE ENTITLED TO CANCEL THIS ESCROW AND SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER, AND COMPANY MAY PURSUE ANY REMEDY IN LAW OR EQUITY THAT IT MAY HAVE AGAINST BUYER ON ACCOUNT OF SUCH DEFAULT. ANY ACTION FOR SPECIFIC PERFORMANCE AGAINST BUYER SHALL INCLUDE COMPANY'S RIGHT TO OBTAIN DELIVERY OF, AND RENDER EFFECTIVE, WHETHER OR NOT DELIVERED, THE RELEASE TO WHICH THIS AGREEMENT IS ATTACHED AS AN EXHIBIT, AND THE SPEAKEASY ACKNOWLEDGMENT REFERENCED THEREIN, AS FURTHER DESCRIBED IN THE RELEASE.

              4.2.3 IN THE ALTERNATIVE, HOWEVER, BY PLACING THEIR INITIALS
       HERE,,

              BUYER /s/ ERA  AND COMPANY /s/LNW  AGREE THAT:
                    -------              ------
       IN THE EVENT OF A DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER, COMPANY WILL SUFFER DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF OTHER POTENTIAL BUYERS, UNRECOVERABLE MARKETING, SALES AND PROCESSING COSTS AND COSTS OF HOLDING PROPERTY BEYOND TERM OF ESCROW AND POTENTIAL LOSS OF MARKET VALUE), AND WILL BE ENTITLED TO COMPENSATION FOR THESE DAMAGES, BUT SUCH DAMAGES WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN BECAUSE:

                     4.2.2.1 THE DAMAGES TO WHICH THE COMPANY WILL BE ENTITLED IN A COURT OF LAW WILL BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPERTY AT THE SCHEDULED CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE PROPERTY AS SET FORTH IN THIS AGREEMENT, WHICH DIFFERENCE MUST BE BASED ON OPINIONS OF VALUE OF THE PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND

                     4.2.2.2 IT IS IMPOSSIBLE TO PREDICT, AS OF THE DATE HEREOF, WHETHER THE VALUE OF THE PROPERTY WILL INCREASE OR DECREASE AS OF THE SCHEDULED CLOSE OF ESCROW, AND BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE, AND BUYER AND COMPANY WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF THE COMPANY FILED A LAWSUIT TO COLLECT ITS DAMAGES FOR BREACH OF THIS AGREEMENT.

              4.2.3 IN THE EVENT OF DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER, (i) THE AMOUNT OF THE DEPOSIT AS SET FORTH IN SECTION 1.3 HEREOF SHALL, AT COMPANY'S SOLE ELECTION, CONSTITUTE LIQUIDATED DAMAGES TO COMPANY; AND (ii) IN SUCH EVENT THE PAYMENT OF SUCH

                                     5
                                EXHIBIT "B"

       LIQUIDATED DAMAGES TO COMPANY SHALL CONSTITUTE THE EXCLUSIVE REMEDY OF COMPANY ON ACCOUNT OF THE DEFAULT BY BUYER.

              4.2.4 IF COMPANY ELECTS TO OBTAIN LIQUIDATED DAMAGES RATHER THAN TO MAINTAIN AN ACTION AGAINST BUYER AT LAW AND/OR IN EQUITY, AT ANY TIME AFTER BUYER DEFAULTS UNDER THE TERMS OF THIS AGREEMENT, OR AT ANY TIME AFTER THE DATE PROVIDED HEREIN FOR CLOSE OF ESCROW OR ANY EXTENDED DATE FOR CLOSE OF ESCROW, COMPANY MAY GIVE WRITTEN NOTICE THEREOF TO ESCROW HOLDER AND TO BUYER BY REGISTERED OR CERTIFIED MAIL AND ESCROW HOLDER SHALL PAY TO COMPANY THE AMOUNTS OF ANY DEPOSITS THEN HELD IN ESCROW AND SHALL CANCEL THE ESCROW NO LATER THAN (10) DAYS AFTER RECEIPT OF SUCH NOTICE.

              4.2.5 BUYER AND COMPANY EACH AGREES TO INDEMNIFY AND HOLD ESCROW HOLDER HARMLESS FROM ANY CLAIM BY THE OTHER ARISING OUT OF ANY DISTRIBUTIONS MADE BY ESCROW HOLDER IN ACCORDANCE WITH AND PURSUANT TO THE PROVISIONS OF THIS SECTION.

              4.2.6. IN THE EVENT ESCROW FAILS TO CLOSE DUE TO A DEFAULT OF COMPANY, BUYER MAY MAINTAIN AN ACTION AT LAW OR IN EQUITY AGAINST COMPANY; PROVIDED, HOWEVER, THAT IN THE EVENT BUYER OBTAINS A JUDGMENT OF SPECIFIC PERFORMANCE AGAINST COMPANY, THE RELEASE AND THE SPEAKEASY ACKNOWLEDGMENT, SHALL THEREUPON BECOME EFFECTIVE, ALL AS FURTHER SET FORTH IN THE RELEASE.


       4.3    TITLE MATTERS.

              4.3.1  TITLE CONDITION.

                     4.3.1.1, Title to the Property shall be subject to the
              following:

                            4.3.1.1.1 Any and all existing building and use restrictions, easements, rights-of-way, conditions, covenants, restrictions, reservations, liens, encumbrances, exceptions and other matters of record.

                            4.3.1.1.2  All dedicated roads, streets and
                     highways.

                            4.3.1.1.3 All building and zoning ordinances, laws, regulations, and restrictions by any municipal or other governmental authority applicable to the Property.

                            4.3.1.1.4  All general and special taxes and
                     assessments which are a lien but not yet due and payable or for which statements have not yet been tendered.

                                     6
                                EXHIBIT "B"

                            4.3.1.1.5 All matters apparent from an inspection of the Property, or which a current, accurate survey of the Property would disclose (including but not limited to encroachments, overlaps or boundary line disputes).

                     4.3.1.2 The Property shall be subject to the terms and
              conditions set forth in the Agreement and Declaration of Covenants, Conditions, Restrictions, Waiver and Release, attached hereto as EXHIBIT "C" (the "CC&R's") which shall be recorded immediately after recordation of the deed. BUYER hereby acknowledges that BUYER has read and understands the CC&R's and agrees to its terms.

                     4.3.1.3 BUYER hereby acknowledges that it has approved the Preliminary Report. Furthermore, BUYER acknowledges that it has been fully apprised of the taking of a portion of the Property in the Condemnation Action, which portion is already in possession of the condemning authority but which taking has not been recorded other than as a lis pendens, and BUYER understands that the Property and its legal description shall be modified at such time as the judgment in condemnation is recorded.

                     4.3.1.4 In the event, prior to Close of Escrow, of the addition of a new exception(s) to title to those exceptions reflected by the Preliminary Report, by a matter (a) not caused by COMPANY or any member of the COMPANY Group, (b) not caused by BUYER or any member of the BUYER Group, or (c) as a result of the Condemnation Action, the parties shall mutually endeavor, in good faith, to have any such new exception to title that is reasonably disapproved by BUYER deleted as soon as reasonably possible.
              Close of Escrow shall be delayed, unless mutually agreed by the parties, until the earlier of (i) the date that such matter is resolved satisfactorily to both parties; or (ii) ninety (90) days from the date that such matter first becomes an exception to title, but in no event shall the deletion of such item from title become a contingency to the Close of Escrow.


              4.3.2 TITLE INSURANCE. COMPANY shall instruct Title Company to issue, a standard policy of title insurance on an ALTA Form B standard title policy form on the Property, including such endorsements as Buyer shall reasonably require, in the amount of the Purchase Price in favor of BUYER at Close of Escrow showing the Property vested in BUYER, subject only to (i) the title matters set forth in Section 4.3.1 which have been approved by BUYER ; (ii) the conditions described in Section 4.3.1.2 above; and (iii) any matters created by BUYER. In the event BUYER desires an extended coverage policy of title insurance, COMPANY shall reasonably cooperate with Escrow Holder and BUYER in the preparation and issuance of such policy, including the execution of such documents as may reasonably be required; provided, however, that in no event shall any matter involved in the issuance of an extended coverage title policy delay or extend any times set forth in this Agreement. COMPANY shall pay only the premium for a standard policy of title insurance. BUYER shall pay the difference in cost in obtaining an extended coverage policy over a standard policy, including, but not limited to, any ALTA survey and additional endorsements required for such extended coverage policy or otherwise

                                  EXHIBIT "B"
       required by BUYER.

       4.4 DEPOSITS INTO ESCROW. BUYER and COMPANY shall deposit into escrow, on or before Close of Escrow, or as otherwise set forth in this Agreement, all documents and funds necessary to carry out this Agreement, including:

              4.4.1  By COMPANY

                     4.4.1.1 A Grant, Bargain and Sale deed, in proper form for recording, which shall be duly executed and acknowledged so as to convey to BUYER all of the Property in accordance with the terms of this Agreement. The exact vesting required by BUYER shall be submitted into escrow by BUYER no later than ten (10) days before the scheduled Close of Escrow.

                     4.4.1.2 A certificate of its authorized officer to the effect that, as of the date of the Close of Escrow, it is not a foreign person as defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations ("FIRPTA Certificate"), such FIRPTA Certificate to be substantially in the form described in Treasury Regulation Section 1.1446-2(b)(2)(iii)(B), or otherwise within the requirements of Section 1.1445-2(b)(2) of that regulation and any comparable local laws.

                     4.4.1.3 The CC&R's, in proper form for recording, which shall be duly executed and acknowledged.

                     4.4.1.4 The Release and Stipulation, each of which shall be duly executed by COMPANY, as further described in Section
              4.1 hereof.

                     4.4.1.5. If requested to do so by BUYER or Title Company, COMPANY shall execute and deliver to Title Company an owner's affidavit, with respect to the absence of claims that would give rise to mechanic's liens, in common form and substance reasonably acceptable to COMPANY, or shall provide such other reasonable assurances regarding mechanic's liens as shall be required to enable BUYER to obtain the title insurance policy.

              4.4.2  By BUYER:

                     4.4.2.1 Cash, cashier's check payable to Escrow Holder, or wire transfer of immediately available funds representing the Purchase Price, less the Deposit, plus BUYER's share of escrow fees and related charges as are standard practices in Clark County, Nevada, plus the additional premium for an extended coverage policy of title insurance, including the costs of additional endorsements pursuant to Section 4.3.2, if applicable.

                     4.4.2.2 The CC&R's, in proper form for recording, which shall be duly executed and acknowledged.

                     4.4.2.3 The Release and Speakeasy Acknowledgment, each of which

                                  EXHIBIT "B"
              shall be duly executed by BUYER , as further described in
              Section 4.1 hereof.

       4.5 PRORATIONS AND PAYMENTS. All items of income and expense, including without limitation real property taxes and assessments for the current fiscal year, shall be prorated between the parties as of the date of the Close of Escrow. BUYER shall file or cause to be filed all required reports and returns incident to taxes which are due on or after the Close of Escrow, and shall pay or cause to be paid to the taxing authorities all such taxes reflected on such reports or returns. COMPANY shall be credited with COMPANY's prorated share at the Close of Escrow. The parties shall each pay such portions of deed taxes, sales taxes, recording fees and other transfer taxes, and costs and expenses relating to close of escrow including Title Company charges, in accordance with the terms of this Agreement, or, if not otherwise specified, in accordance with the standard division of fees in Clark County, Nevada, as determined in good faith by Escrow Holder.

       4.6 CLOSING DATE. Unless extended pursuant to the terms of this Agreement, escrow shall close no later than the day which is three (3) weeks after receipt by Unocal of all settlement documents executed by and on behalf of Banter pursuant to the Release, but in no event later than November 25, 1998.

              4.6.1 If said escrow terminates because of the failure of both parties to perform any of their respective material obligations, then the parties hereto shall each pay one-half (1/2) of said fees and related charges.

              4.6.2  If said escrow terminates due to the failure of only one
       (1) party to perform any of its obligations, such defaulting party shall pay all such fees and related charges. Such payment shall not affect other rights between parties.

              4.6.3 Except as otherwise provided in this Section 4.6, escrow can only be extended upon BUYER and COMPANY agreeing to an extension in writing and signed by both BUYER and COMPANY.

       4.7 CLOSE OF ESCROW. When all of the conditions and instructions herein provided for have been satisfied and properly complied with and said escrow is ready to close in all respects, Escrow Holder shall promptly close same by recording all appropriate documents and delivering to each of the appropriate parties all the documents and funds on deposit in said escrow as herein provided, ("Close of Escrow").

       4.8 POSSESSION. Possession shall be delivered to BUYER at Close of Escrow, free and clear of leases or other encumbrances entered into after the opening of escrow by COMPANY without BUYER's consent.

       SECTION 5.    ENVIRONMENTAL MATTERS

              5.1    NO LIABILITY FOR CONTAMINATION.

                BUYER acknowledges that it has been advised that the Property was never developed by COMPANY, except that the Property has been used as
       a parking lot.   BUYER agrees that it is the express intent of the
       parties that: (i) upon Close of Escrow,

                                  EXHIBIT "B"
       the risk of any Contamination on, within or emanating from the Property shall shift to BUYER, and (ii) COMPANY shall have no obligation for any Contamination, on, within or emanating from the Property, including but not limited to any remediation thereof. Expressly, but without limiting the generality of the foregoing, COMPANY shall have no liability for remediation of any Contamination of the Property, for changes in the any guidelines or in any law concerning appropriate levels of cleanup of such Contamination, or for any third-party claims resulting from any such Contamination. BUYER hereby releases COMPANY from all claims, liability, damages, demands, costs, and causes of action of all kinds arising out of or in connection with the existence, assessment or remediation of Contamination upon, under, in or emanating from, the soils or groundwater of the Property, including without limitation any claims for any special, indirect or consequential damages, loss of use, rents, anticipated profit or business opportunity, or business interruption, diminution in value, or mental or emotional distress or fear of injury or disease trespass, nuisance or otherwise for any response costs it may incur with respect to the Property under any existing or future federal, state or local law, statute, ordinance, regulation, legal cause of action or theory of any kind, including but not limited to any claim under CERCLA (42 USC 9601 ET SEQ.), RCRA (42 USC 6901 ET SEQ.) or similar or comparable state, federal, or local laws. BUYER further recognizes that there is a risk, that subsequent to Close of Escrow, BUYER will incur or suffer loss, damage or injuries which are in some way caused by the matters which are the subject of this release, and which may be unknown or unanticipated at the time of Close of Escrow, and BUYER assumes this risk and agrees that this release shall apply to all such unknown or unanticipated loss, damage, or injury, and hereby waives any and all rights under California Civil Code Section 1542 or any comparable Nevada law. California Civil Code Section 1542 reads as follows:

              A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

              BUYER'S INITIALS: /s/ ERA
                                -------
       5.2 ASSIGNMENT OF REIMBURSEMENTS. In the event any fund is or becomes available for reimbursement of any costs for environmental investigation and/or remediation of real property in the area of the Property and COMPANY has expended any money for environmental investigation or remediation of the Property, BUYER hereby assigns its interest in any such fund to COMPANY to the extent of COMPANY's expenditures with relation to the Property.

       5.3 DEFINITION OF CONTAMINATION. The word "Contamination," as used herein, shall mean any hazardous or toxic material, substance, chemical or waste, contaminant, emission, discharge or pollutant or comparable material listed, identified or regulated pursuant to any federal, state or local law, ordinance or regulation which has as a purpose the protection of health, safety or the environment, including but not limited to petroleum or petroleum products or wastes derived therefrom.

                                  EXHIBIT "B"

       5.4 Definition of APPLICABLE CONTAMINATION. The phrase "Applicable Contamination" as used herein shall mean any Contamination which resulted from COMPANY's use of the Property during the time COMPANY owned the Property.

       SECTION 6.    INDEMNIFICATION

BUYER, for itself and on behalf of "BUYER Group" (as that term is herein defined), shall protect, defend, indemnify, and hold COMPANY, its parent, subsidiary, affiliated, and successor companies, and their respective officers, directors, agents, and employees (individually and collectively the "COMPANY Group"), free and harmless from any and all claims, liability, damages, demands, costs, expenses, and causes of action of all kinds, including but not limited to claims of the death, illness, or injury of any person or persons, including but not limited to members of BUYER Group (as that term is herein defined), and/or from damage to or loss or destruction of any property (real or personal) arising out of or in connection with (i) the performance or non-performance of any action or obligation under this Agreement by BUYER or its affiliated or successor companies, their officers, directors, agents, servants, employees, tenants, lessees, invitees, or guests, or by any contractor or subcontractor employed by BUYER, or by the agents, servants, employees, invitees or guests of any such tenant, lessee, contractor or subcontractor (individually and collectively, the "BUYER Group"); or (ii) the possession or use of or operation on, under or within the Property or the holding of any interest in the Property or any condition existing or occurring on, under or within the Property after Close of Escrow, including but not limited to matters relating to any Contamination (as that term is defined in this Agreement) existing on, under or within, or emanating from the Property (all of the foregoing individually and collectively referred to in this Agreement as "Claims"). BUYER's obligations under this Section 6 shall apply in every event, whether such Claims are made pursuant to subsections (i) or (ii) above, whether COMPANY is alleged or proven to have been negligent, actively or passively, or to be strictly or absolutely liable, except to the extent that such matters with respect to Claims made by any individual or entity other than BUYER Group are shown by a "Final Judgment" (which for purposes of this Section 6 shall be a judgment after all appeal periods have run and all filed appeals have been exhausted) to have been caused by the sole negligence or willful misconduct of COMPANY or any member of the COMPANY Group which occurred after the date of this Agreement. Notwithstanding anything contained herein to the contrary, however, BUYER shall not be required to indemnify COMPANY hereunder for any Claim made by a person who is not a government entity or who is not a member of the BUYER Group which Claim BUYER proves is the result of Applicable Contamination which has not been exacerbated by any member of the BUYER Group. In no event shall the above exception from BUYER Group's indemnity obligations set forth in this provision be deemed or interpreted to mean that COMPANY has any liability to BUYER Group for any Claims of BUYER Group or of a government entity regarding Applicable Contamination. BUYER's indemnity hereunder shall in no way be limited or restricted by the amounts or types of insurance required to be provided by BUYER to COMPANY under this Agreement. In the event the indemnity hereunder provided for herein is found in a Final Judgment entered by a court of competent jurisdiction to exceed that permitted by applicable law, such indemnity shall be construed so as to preserve the maximum indemnity permitted thereby. This indemnity shall survive any termination of this Agreement; provided, however, that in the event of a termination of this Agreement without escrow closing, BUYER's obligations hereunder shall be limited to the indemnity set forth in (i) above.

                                  EXHIBIT "B"

       SECTION 7.    REPRESENTATIONS AND WARRANTIES

              7.1. COMPANY'S REPRESENTATIONS AND WARRANTIES. As a material inducement to BUYER's entering into this Agreement, and except as otherwise stated in any of the materials listed on Exhibit "B" and provided to BUYER, COMPANY represents and warrants to BUYER as follows:

                     7.1.1. COMPANY is a corporation duly organized, validly
              existing and in good standing under the laws of the State of California and has the power to own property and carry on its business as presently conducted.

                     7.1.2. COMPANY has the legal power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transactions contemplated hereby.

                     7.1.3. All requisite action (corporate) has been taken by COMPANY in connection with entering into this Agreement, the instruments referenced herein and the consummation of the transactions contemplated hereby, and no consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required by COMPANY which has not been obtained.

              7.2. BUYER'S REPRESENTATIONS AND WARRANTIES. As a material inducement to COMPANY's entering into this Agreement, BUYER represents and warrants to COMPANY as follows:

                     7.2.1. BUYER is a corporation duly organized, validly
              existing and in good standing under the laws of the State of Nevada and has the power to own property and carry on its business as presently conducted.

                     7.2.2. BUYER has the legal power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transactions contemplated hereby.

                     7.2.3. All requisite action (corporate, partnership or otherwise) has been taken by BUYER in connection with entering into this Agreement, the instruments referenced herein and the consummation of the transactions contemplated hereby, and no consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required by BUYER which has not been obtained.

       SECTION 8.    GENERAL PROVISIONS

       8.1    "AS IS" PURCHASE.

       BUYER AGREES THAT THE PROPERTY IS TO BE SOLD TO AND ACCEPTED BY BUYER "AS IS" AND "WHERE IS," WITH ALL FAULTS, IF ANY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY, AND COMPANY


                                      12
                                  EXHIBIT "B"

DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, AND MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED OF ANY KIND TO BUYER INCLUDING, WITHOUT LIMITATION, WARRANTIES RELATING TO THE PHYSICAL CONDITION OF THE LAND, IMPROVEMENTS, IF ANY, AND ANY PERSONAL PROPERTY, OR THE HABITABILITY OF THE PROPERTY, IMPROVEMENTS OR PERSONAL PROPERTY, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE.

       BUYER COVENANTS, REPRESENTS AND WARRANTS THAT (i) BUYER HAS INSPECTED OR WILL INSPECT THE PROPERTY, AND IMPROVEMENTS ON THE PROPERTY, IF ANY, AND ALL MATTERS RELATING THERETO WHICH BUYER DESIRES; (ii) NEITHER COMPANY NOR ANYONE ON COMPANY'S BEHALF HAS MADE, OR IS MAKING, ANY WARRANTIES OR REPRESENTATIONS RESPECTING THE PROPERTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, IF ANY; (iii) BUYER IS RELYING SOLELY ON BUYER'S OWN INVESTIGATION OF THE PROPERTY AND ALL MATTERS PERTAINING THERETO, INCLUDING BUT NOT LIMITED TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY; AND (iv) EXCEPT AS EXPRESSLY SET FORTH HEREIN, BUYER IS PURCHASING THE PROPERTY "AS IS."

BUYER ACKNOWLEDGES THAT COMPANY MAKES NO, AND EXPRESSLY DISCLAIMS ANY, WARRANTIES OR REPRESENTATIONS CONCERNING THE ACCURACY OR COMPLETENESS OF ANY OF THE DISCLOSURE DOCUMENTS.

FURTHER, BUYER ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO CLAIMS FOR LOSS OF USE, RENTS, ANTICIPATED PROFIT OR BUSINESS OPPORTUNITY, OR BUSINESS INTERRUPTION, DIMINUTION IN VALUE, OR MENTAL OR EMOTIONAL DISTRESS OR FEAR OF INJURY OR DISEASE.

       BUYER'S INITIALS /s/ ERA
                        --------

       8.2 ASSIGNMENT. This Agreement shall be personal to BUYER, and BUYER shall not assign, agree to assign, offer to assign or solicit offers to purchase BUYER's interest in or rights to purchase the Property without first obtaining written approval from COMPANY, which approval shall be in COMPANY's sole and absolute discretion. Any assignment, agreement, offer or solicitation by BUYER to any other person or entity, without COMPANY's written approval, shall constitute a default under this Agreement and shall terminate and void this Agreement and any escrow pursuant hereto. No written consent by COMPANY hereunder shall be deemed a waiver by COMPANY of any of the provisions hereof except to the extent expressly provided in such consent.

       8.3 NO PARTNERSHIP OR AGENCY. BUYER and COMPANY agree that nothing contained herein shall be construed as creating the relationship of principal and agent or of partnership or of joint venture or of any other form of legal association which would impose liability upon one party for the act or failure to act of another party.

       8.4 APPROVALS. All approvals called for herein shall be in writing and all time limits, unless otherwise stated, shall commence upon the opening of escrow which shall be the date


                                      13
                                  EXHIBIT "B"
that a duly executed duplicate original of this Agreement is deposited into escrow by the parties hereto.

       8.5    COMMISSION(S).

              8.5.1  COMPANY will pay a commission to:

                     CB Commercial
                     533 Fremont Avenue
                     10th Floor
                     Los Angeles, CA 90071-1798
                     Attention:  Larry Fischer
                     Telephone:  (213) 513-3311
                     Fax:  (213) 613-3005

       ("Broker") only in the event of entering into an agreement with Broker providing for payment of such commission upon Close of Escrow and consummation of the sale described herein. Broker's total commission in the sum of Seven Thousand Two Hundred Dollars ($7,200.00), representing a commission of six percent (6%) of the Purchase Price, shall thereupon be paid at Close of Escrow.

              8.5.2 Other than Broker, BUYER and COMPANY each hereby warrants and represents to the other that such party has not employed any broker, finder or agent, and has not agreed to pay or otherwise include any brokerage fee, finder's fee or commission with respect to the transaction contemplated by this Agreement nor has such party dealt with anyone purporting to act in the capacity of a broker or finder with respect thereto. BUYER hereby indemnifies and agrees to hold COMPANY and COMPANY Group harmless from any claims resulting from a breach of this paragraph by BUYER, and COMPANY hereby indemnifies and agrees to hold BUYER and BUYER Group harmless from any claims resulting from a breach of this paragraph by COMPANY.

              BUYER'S INITIALS /s/ ERA     COMPANY'S INITIALS /s/ LNW
                               -------                        -------

       8.6 NOTICES. Any notices, requests, approvals or elections hereunder shall be in writing and shall be deemed received when (a) personally served, (b) three (3) days after mailing by certified or registered United States mail, return receipt requested, postage prepaid, or (c) one (1) day after transmission by facsimile machine, with transmission and receipt confirmed, and a copy sent by United States mail, addressed to BUYER as follows:

                     Speakeasy Gaming of Las Vegas, Inc.
                     Route 2--South, P.O. Box 558
                     Chester, West Virginia 26034
                     Attn.: Edson A. Arneault
                     Phone: (304) 387-2400
                     Fax: (304) 387-1598

                     and if BUYER has an attorney, to:


                                      14
                                  EXHIBIT "B"

                     Louis M. Aronson, Esq.
                     Ruben & Aronson, LLP
                     3299 K Street, N.W., Suite 403
                     Washington, D.C. 20007
                     Phone: (202) 965-3600
                     Fax: (202) 965-3700

                     and addressed to COMPANY as follows:

                     Unocal Asset Management Group
                     376 South Valencia Avenue
                     Brea, CA 92823
                     Attn.:  Karen E. Bruton
                     Fax: (714) 577-2966

                     and addressed to ESCROW HOLDER as follows:

                     United Title of Nevada
                     3980 Howard Hughes Parkway, #100
                     Las Vegas, NV 89109
                     Attn.: Wayne Gillins
                     Fax:  (702) 836-8155

       8.7 INTEGRATION. This instrument and the exhibits hereto obtain the entire agreement between BUYER and COMPANY respecting the Property. Any agreements or representations covering the Property or the duties of either BUYER or COMPANY not set forth in this Agreement or its exhibits are of no effect.

       8.8 SURVIVAL. All agreements of the parties shall survive the Close of Escrow and the delivery of any deed.

       8.9 INTERPRETATION. Each party has reviewed this Agreement, and any question of doubtful interpretation shall not be resolved by any rule or interpretation providing for interpretation against the drafting party. This Agreement shall be construed pursuant to the laws of the State of NEVADA (where the Property is located), except that in the event the Agreement or a provision thereof would be found to be unenforceable or otherwise invalid under Nevada law, and the Agreement or such provision(s) would not be so found in California, then California law shall apply to the Agreement or such provision(s) only. The captions and headings contained herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

       8.10 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

       8.11 TIME. Time is of the essence of each provision of this Agreement. Notwithstanding the above, however, should the calculation of any time period provided for


                                      15
                                  EXHIBIT "B"
herein result in any obligation becoming due upon, or scheduled time for an event occurring on, a Saturday, Sunday or legal holiday, then such due date or scheduled time shall be delayed until the next business day.

       8.12 COUNTERPARTS. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one Agreement binding on the parties hereto.

       8.13 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       8.14 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns, if any, nor shall any provision give any third parties any right of subrogation or action against any party to this Agreement.

       8.15 ATTORNEYS' FEES. If any legal action or proceeding, including but not limited to arbitration, is brought for the enforcement or for a declaration of rights and duties under this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

       8.16 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 8.2 hereof, this Agreement, and all surviving terms hereof, shall be binding upon the parties' respective heirs, administrators, successors and assigns.

       8.17 AUTHORITY TO ENTER AGREEMENT. Each of the signatories hereto hereby represents and warrants that he or she has the right, power, legal capacity and authority to execute into this Agreement and to bind the entity he or she represents to this Agreement and the obligations hereunder.

       8.18   WAIVER OF JURY TRIAL.  Notwithstanding the provisions of Section
8.19 below, each of the parties hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or any obligation contained herein. However, the parties agree that the provisions of Section 8.19 take precedence over this provision.


       8.19 ARBITRATION OF DISPUTES. ANY DISPUTE UNDER THIS AGREEMENT SHALL BE DECIDED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") IN EFFECT AS OF THE CLOSING DATE. SUCH DISPUTE SHALL BE SUBMITTED TO A PANEL OF THREE (3) ARBITRATORS, SELECTION OF WHOM SHALL BE MADE AS FOLLOWS:

              8.19.1 WITHIN SEVEN (7) CALENDAR DAYS AFTER WRITTEN NOTICE FOR


                                      16
                                  EXHIBIT "B"

       ARBITRATION BY EITHER PARTY UPON THE OTHER PARTY, EACH PARTY SHALL DESIGNATE ONE (1) MEMBER TO THE BOARD OF ARBITRATION ("BOARD"). THE ARBITRATORS SHALL EACH BE EXPERTS IN THE SUBJECT MATTER OF THE DISPUTE WITH, IF POSSIBLE, NO LESS THAN FIVE (5) YEARS' SUBSTANTIAL EXPERIENCE ARBITRATING DISPUTES IN THE LAS VEGAS, NEVADA,
       AREA WITH RESPECT THERETO.

              8.19.2 THE TWO ARBITRATORS SHALL THEREUPON ENDEAVOR TO SELECT A THIRD (3RD) ARBITRATOR MEETING THE QUALIFICATIONS DESCRIBED IN SECTION
       8.19.1 ABOVE.  IF THEY ARE UNABLE TO AGREE ON SUCH SELECTION, THE THIRD
       (3RD) ARBITRATOR SHALL BE SELECTED FROM A LIST OF NAMES SUPPLIED BY THE AAA AS MEETING THE QUALIFICATIONS DESCRIBED IN SECTION 8.19.1 ABOVE FROM WHICH THE TWO SELECTED ARBITRATORS SHALL ALTERNATELY STRIKE A NAME FROM SUCH LIST UNTIL THE LAST REMAINING NAME SHALL BE THE THIRD (3RD) ARBITRATOR. SUCH SELECTION SHALL BE COMPLETED WITHIN THIRTY (30) CALENDAR DAYS AFTER THE REQUEST FOR ARBITRATION.

THE ARBITRATORS SHALL FOLLOW THE STATUTORY AND DECISIONAL LAW OF THE STATE OF NEVADA AT ALL TIMES DURING ANY ARBITRATION PERFORMED PURSUANT TO THIS SECTION 8.19.

THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS AND AWARD, IF ANY, MAY BE ENTERED WITH ANY COURT HAVING JURISDICTION AND THE DETERMINATION AND AWARD, IF ANY, MAY THEN BE ENFORCED AMONG THE PARTIES, WITHOUT FURTHER EVIDENTIARY PROCEEDINGS, AS IF ENTERED BY A COURT AT THE CONCLUSION OF A JUDICIAL PROCEEDING IN WHICH NO APPEAL WAS TAKEN.


NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW OR ANY EQUIVALENT NEVADA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY EQUIVALENT NEVADA LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

BY PLACING THEIR INITIALs here:


                                      17
                                  EXHIBIT "B"

(BUYER /s/ ERA;  COMPANY /s/ LNW),
THE PARTIES AGREE TO ARBITRATION.

       8.20. NO FURTHER ENCUMBRANCES. Between the date of this Agreement and the Close of Escrow, COMPANY shall not, except with respect to matters which COMPANY believes, in its sole and absolute discretion, are required with respect to the Condemnation Action, (i) voluntarily grant, create, assume or permit to exist any new lien, lease, encumbrance, easement, covenant, condition, right-of-way or restriction upon the Property, or (ii) voluntarily take any action adversely affecting title to the Property as it exists on the date of this Agreement, without obtaining the consent of BUYER, which consent shall not be unreasonably withheld or delayed.

       8.21. CONFIDENTIALITY. COMPANY and BUYER agree that the proposed terms and conditions, and all information (other than information which is a matter of public record or is provided by other sources readily available to the public) shared or developed in the context of this transaction shall be kept strictly confidential, except in discussions with BUYER's or COMPANY's attorneys (in-house or outside), accountants and financiers, governmental authorities including but not limited to the State of Nevada in relation to the Condemnation Action, Title Company and Escrow Holder, or except as may be necessary or desirable by law. Any disclosures, press releases or announcements concerning this Agreement and the sale contemplated herein shall be approved unanimously by the parties in writing in the exercise of the parties' reasonable discretion.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Sale of Real Property and Escrow Instructions to be effective as of the date first above written.

"BUYER"                                     "COMPANY"

SPEAKEASY GAMING OF LAS VEGAS, INC.         UNION OIL COMPANY OF CALIFORNIA,
a Nevada corporation                        a California corporation

By:  Edson R. Arneault                      By: L.N. Weiss
    --------------------------                  --------------------------------
Its: President                              Its: General Manager
     -------------------------                   Asset Management Group
                                                 -------------------------------

                                      18
                                  EXHIBIT "B"

                                 EXHIBITS



EXHIBIT "A"          Description of Property

EXHIBIT "B"          List of Disclosure Documents

EXHIBIT "C"          Agreement and Declaration of Covenants, Conditions,
                     Restrictions, Waiver and Release


                                      19
                                  EXHIBIT "B"